Exhibit 16.1

Grant Thornton

Accountants and Business Advisors

October 13, 2004

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC 20549

Re:	Texas United Bancshares, Inc.

File No. 0-49928

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Texas United Bancshares, Inc. dated October 12, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

2700 Three Allen Center

333 Clay Street

Houston, TX 77002

T 832.476.3600

F 713.655.8741

W www.grantthornton.com

Grant Thornton LLP

US Member of Grant Thornton International